Exhibit F - Schedule 3(g):  Issuance of Equity


Name of the Issuer       Name of the System
                         Company, if different          Description of the security                     Date
-----------------------------------------------------------------------------------------------------------------------------------
Fidelia                                                 34 Shares                                     1-Jan-2003
-----------------------------------------------------------------------------------------------------------------------------------
E.ON North America, Inc  Fidelia                        34 shares                                    30-Jun-2003
-----------------------------------------------------------------------------------------------------------------------------------
Powergen UK Securities                                  1,658,668,139 Deferred Shares Euro 1 each     4-Mar-2003
-----------------------------------------------------------------------------------------------------------------------------------
Powergen UK Securities                                  62,509,122 Deferred Shares Euro 1 each       20-Jun-2003
-----------------------------------------------------------------------------------------------------------------------------------
Powergen UK Securities                                  3,609,000,000 Deferred Shares Euro 1 each    26-Jun-2003
-----------------------------------------------------------------------------------------------------------------------------------
E.ON UK Finance Plc                                     49,999 ordinary shares of(pound)1 each       27-Feb-2003
-----------------------------------------------------------------------------------------------------------------------------------
E.ON UK Finance Plc                                     950,000 ordinary shares of(pound)1 each       4-Mar-2003
-----------------------------------------------------------------------------------------------------------------------------------
VEBA Telecom Management                                 Additional paid-in capital                   24-Oct-2003
  GmbH
-----------------------------------------------------------------------------------------------------------------------------------
E.ON RAG Beteiligungs                                   Additional paid-in capital                   13-Nov-2003
  -gesellschaft mbH
-----------------------------------------------------------------------------------------------------------------------------------
E.ON Finance GmbH                                       share capital                                26-Mar-2003
-----------------------------------------------------------------------------------------------------------------------------------
Aviga GmbH                                              increase in capital stock                     1-Dec-2003
-----------------------------------------------------------------------------------------------------------------------------------
Aviga GmbH                                              increase in capital reserve                   1-Dec-2003
-----------------------------------------------------------------------------------------------------------------------------------
Aviga GmbH                                              increase in capital reserve                  29-Aug-2003
-----------------------------------------------------------------------------------------------------------------------------------
NFK Finanzcontor GmbH           none                    newly paid-in capital E.ON AG                   1/2/2003
                                                        newly paid-in capital VIAG Telecom Bet.GmbH     1/2/2003
-----------------------------------------------------------------------------------------------------------------------------------
                                                        capital reserve                                 1/2/2003
-----------------------------------------------------------------------------------------------------------------------------------
newly formed company:
-----------------------------------------------------------------------------------------------------------------------------------
Nordel Holding GmbH             none                    capital stock E.ON AG                         17.12.2003 **
-----------------------------------------------------------------------------------------------------------------------------------
newly formed company:
-----------------------------------------------------------------------------------------------------------------------------------
Nordel GmbH &Co.KG              none                    capital stock E.ON AG                         17.12.2003 **
-----------------------------------------------------------------------------------------------------------------------------------
                                                        capital stock E.ON AG                         19.12.2003 **
-----------------------------------------------------------------------------------------------------------------------------------
                                                        Festkapital VIAG Telecom Bet.GmbH             17.12.2003 **
-----------------------------------------------------------------------------------------------------------------------------------
                                                        Festkapital VIAG Telecom Bet.GmbH             19.12.2003 **
-----------------------------------------------------------------------------------------------------------------------------------
                                                        capital reserve E.ON AG                       19.12.2003 **
-----------------------------------------------------------------------------------------------------------------------------------
                                                        capital reserve VIAG Telecom Bet.GmbH         19.12.2003 **
-----------------------------------------------------------------------------------------------------------------------------------


From                                                    Consideration - USD             EUR             GBP              Exemption
-----------------------------------------------------------------------------------------------------------------------------------
Subscription agreement between                                                                                          HCAR 27539
 Fidelia and E.ON US Holding GmbH                                  $226,746,000
-----------------------------------------------------------------------------------------------------------------------------------
E.ON US Holding Gmbh purchase of                                                                                       HCAR 27539
 Fidelia shares from E.ON NA                                       $228,151,832
-----------------------------------------------------------------------------------------------------------------------------------
                                                              $2,945,811,202.00      1,658,668,139                      HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
                                                                $111,016,826.00         62,509,122                      HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
                                                              $5,450,574,690.00      3,069,000,000                      HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     $88,799.00                         49,999          HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
                                                                  $1,687,210.00                        950,000          HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 additional contribution in cash                                $874,720,000.00        700,000,000                      HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 additional contribution in cash                                $119,961,600.00         96,000,000                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 increase in share capital by cash                                       544.00                435                       HCAR 27539
 as a result of recapitalisation
-----------------------------------------------------------------------------------------------------------------------------------
 due to introduction EBV                                             $12,496.00             10,000                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 due to introduction EBV                                           $296,142,704         36,990,000                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 debt waiver by E.ON AG according to                            $599,808,000.00        480,000,000                       HCAR 27539
 remission agreement
-----------------------------------------------------------------------------------------------------------------------------------
 contribution in kind                                               $773,502.40         619,000.00                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 contribution in kind                                             $7,873,729.60       6,301,000.00                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 contribution in kind                                         $8,985,940,133.58   7,191,053,243.90                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 cash contribution                                                   $31,240.00          25,000.00                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 cash contribution                                                   $18,744.00          15,000.00                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 contribution in kind                                               $150,250.65         120,239.00                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 cash contribution                                                  $106,216.00          85,000.00                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 contribution in kind                                               $974,389.35         779,761.00                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 contribution in kind                                         $1,230,869,847.72     985,011,081.72                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
 contribution in kind                                         $8,130,285,497.12   6,506,310,417.03                       HCAR 27539
-----------------------------------------------------------------------------------------------------------------------------------
